UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 18, 2019

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Urban Edge Properties  ☐                  Urban Edge Properties LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Urban Edge Properties ☐                   Urban Edge Properties LP ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Langer Retention Agreement

On October 18, 2019, Urban Edge Properties (the "Company") entered into a retention agreement (the “Retention Agreement”) with Mr. Langer, the Company's Executive Vice President and Chief Financial Officer. The Retention Agreement replaces in its entirety the employment agreement, dated February 4, 2015, between Mr. Langer and the Company, which was in a one year renewal period that was scheduled to expire or automatically renew on July 1, 2020. The Retention Agreement has no fixed term.

The Retention Agreement sets forth Mr. Langer’s current title, duties, compensation and additional benefits, and provides that these may be modified by the Company at any time in its sole and absolute discretion, subject to Mr. Langer’s right to terminate the Retention Agreement for good reason, as described below.  Mr. Langer’s current compensation includes annual base salary ($575,000) and annual short-term incentive bonus eligibility payable in cash and/or equity awards (which ranges from 50% to 175% of his annual base salary based on targets predetermined by the Company's Compensation Committee annually). If all or part of any annual short-term incentive bonus is paid in equity awards, such awards shall be full value equity awards (for example, restricted common shares of the Company or long-term incentive plan units in Urban Edge Properties LP) that vest ratably over no more than three years from the date of grant. Mr. Langer also is eligible to receive long-term incentive equity grants for each year with a value at target performance levels of no less than $871,375, and will be eligible to receive reimbursements for life, disability or similar insurance policy premiums in an amount not to exceed $30,000 in any calendar year.

If Mr. Langer’s employment is terminated by the Company without cause or by Mr. Langer for good reason (in each case, as defined in the Retention Agreement), subject to Mr. Langer’s execution of a release, Mr. Langer will be entitled to (1) a lump sum payment of the Severance Amount, (2) a Pro Rata Bonus paid at the time bonuses are otherwise paid, (3) the Medical Benefits, and (4) vesting of all outstanding unvested equity awards that are subject to vesting based solely on continued employment. For these purposes:

•
The “Severance Amount” equals 1.5x the sum of Mr. Langer’s base salary and target annual short-term incentive bonus, unless the termination is within three months prior to, in connection with or within two years following a change in control of the Company (a “Qualifying CIC Termination”), in which case it equals 2.5x the sum of Mr. Langer’s base salary and target annual short-term incentive bonus.

•
The “Pro Rata Bonus” equals (i) on a Qualifying CIC Termination, the greater of Mr. Langer's target annual short-term incentive bonus or the annual bonus earned in the year of a termination based on actual performance, or (ii) if such termination is not a Qualifying CIC Termination, the annual bonus earned in the year of termination based on actual performance in each case prorated based on the portion of the year that had elapsed through the date of termination.

•
The “Medical Benefits” require the Company to provide Mr. Langer medical insurance coverage substantially identical to that provided to other senior executives (i) on a Qualifying CIC Termination, for up to two years following termination, or (ii) if such termination is not a Qualifying CIC Termination, one year, in each case subject to applicable law.

If Mr. Langer’s employment is terminated due to death or disability, and subject to Mr. Langer’s execution of a release (in the case of disability), the option award granted on April 20, 2015 to Mr. Langer will remain exercisable for one year following termination (or, if earlier, for the remainder of the term).

Mr. Langer is subject to non-competition and non-solicitation of employees covenants through the one-year anniversary of the date Mr. Langer’s employment terminates for any reason.

In the event that payments or benefits owed to Mr. Langer constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Langer receiving a higher net-after-tax amount than he would have absent such reduction.

“Cause” generally means Mr. Langer’s (1) conviction of, or plea of guilty or nolo contendere to, a felony; (2) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from Mr. Langer’s incapacity due to physical or mental illness or after Mr. Langer’s notice of termination for good reason) that Mr. Langer fails to remedy to the reasonable satisfaction of the Company within 30 days after the Company’s written notice of such failure; or (3) willful misconduct that is or may reasonably be expected to have a material adverse effect on the reputation or interests of the Company.

Mr. Langer may terminate his employment for “good reason” within 90 days after he has actual knowledge of the occurrence, without his written consent, of one of the following events that has not been cured within 30 days after Mr. Langer’s written notice of such event (provided that such notice is given to the Company within 30 days after Mr. Langer becomes aware of the event): (1) a material reduction in base salary, annual bonus opportunity or the aggregate level of employee benefits; (2) a material diminution in Mr. Langer’s position, title, authority, duties or responsibilities; (3) a relocation of Mr. Langer’s location of employment to a location outside of Manhattan or more than 30 miles outside of Paramus, New Jersey; or (4) the Company’s material breach of any provision of the Retention Agreement, including (a) the failure of a successor to the Company to assume this Agreement and (b) a material change in the Mr. Langer's reporting relationship such that Mr. Langer no longer reports to the Chief Executive Officer of the Company.

The foregoing summary is qualified in its entirety by reference to the Retention Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
10.1 - Retention Agreement between Urban Edge Properties and Mark Langer
101.SCH - Inline XBRL Taxonomy Extension Schema
101.CAL - Inline XBRL Extension Calculation Linkbase
101.LAB - Inline XBRL Extension Labels Linkbase
101.PRE - Inline XBRL Taxonomy Extension Presentation Linkbase
101.DEF - Inline XBRL Taxonomy Extension Definition Linkbase
104 - Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: October 24, 2019	By:	/s/ Robert C. Milton III
Robert C. Milton III , Executive Vice President and General Counsel

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: October 24, 2019	By:	/s/ Robert C. Milton III
Robert C. Milton III , Executive Vice President and General Counsel